UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2010, we, through G&E HC REIT II Surgical Hospital of Humble, LLC, our wholly owned subsidiary, entered a loan agreement, with American Momentum Bank, or the Lender, or the American Momentum Loan Agreement, to obtain a loan in the principal amount of $9,000,000, or the American Momentum Loan, in connection with our acquisition of Humble Surgical Hospital located in Humble, Texas, or the Humble property. The American Momentum Loan is evidenced by a promissory note in the principal amount of $9,000,000, a loan agreement, a guaranty agreement and an assignment of rents, leases and other benefits agreement and is secured by a deed of trust.

The material terms of the American Momentum Loan Agreement provide for: (i) an interest rate equal to the lesser of (a) the 30 day London Interbank Offered Rate, or LIBOR, plus 3.25% per annum, subject to a minimum interest rate floor of 5.75% per annum or (b) the maximum interest rate permitted under the applicable law; (ii) a default interest rate equal to the interest rate then in effect plus 5.00% per annum, however, such default interest rate shall not exceed the maximum interest rate permitted under the applicable law; (iii) a maturity date of December 9, 2011; (iv) a late charge fee equal to 5.0% of each monthly payment which is not paid within 10 days of when such payment is due under the American Momentum Loan Agreement; (v) monthly principal payments in the amount of $500,000, plus accrued interest commencing on January 9, 2011; and (vi) the ability to prepay the loan in whole or in part at any time prior to the maturity date.

The American Momentum Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by the Humble property. The American Momentum Loan Agreement also imposes the following financial covenants, as specifically defined therein, on us and the Humble property, as applicable, including: (a) a maximum debt coverage ratio of 1.25 to 1.00; (b) a minimum tangible net worth covenant of not less than $20,000,000 plus 75.0% of the aggregate amount of all net funds received by us from our offering; and (c) a maximum ratio of funded debt to total assets of 50.0%. In the event of a default under the American Momentum Loan Agreement, the Lender has the right to terminate its obligations under the American Momentum Loan Agreement, accelerate the payment on any unpaid principal balance of the American Momentum Loan including interest thereon and foreclose on the Humble property.

The material terms of the promissory note, loan agreement, guaranty agreement, assignment of rents, leases and other benefits agreement and deed of trust are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On December 10, 2010, we, through G&E HC REIT II Surgical Hospital of Humble, LLC, our wholly owned subsidiary, purchased the Humble property from Humble REP, LLC, an unaffiliated third party, for a purchase price of $13,100,000, plus closing costs. We financed the purchase price of the Humble property using $9,000,000 in borrowings under the American Momentum loan and proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of approximately $360,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Promissory Note by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010

10.2 Loan Agreement by and between G&E HC REIT II Surgical Hospital of Humble, LLC, Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010

10.3 Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010

10.4 Assignment of Rents, Leases and Other Benefits by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010

10.5 Deed of Trust by Grubb & Ellis Healthcare REIT II, Inc. in favor of American Momentum Bank, dated December 9, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

December 15, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Promissory Note by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010
10.2	Loan Agreement by and between G&E HC REIT II Surgical Hospital of Humble, LLC, Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010
10.3	Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and American Momentum Bank, dated December 9, 2010
10.4	Assignment of Rents, Leases and Other Benefits by G&E HC REIT II Surgical Hospital of Humble, LLC in favor of American Momentum Bank, dated December 9, 2010
10.5	Deed of Trust by Grubb & Ellis Healthcare REIT II, Inc. in favor of American Momentum Bank, dated December 9, 2010